 As filed with the Securities and Exchange Commission on January 10, 2000

                                                 Registration No. 333-92843

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                              AMENDMENT NO. 1

                                    to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                               ----------------

                               SCHLUMBERGER N.V.
                             (Schlumberger Limited)

             (Exact name of registrant as specified in its charter)

        Netherlands Antilles                         52-0684746
   (State or other jurisdiction of      (I.R.S. Employer Identification No.)
   incorporation or organization)

     277 Park Avenue        42, Rue Saint-Dominique    Parkstraat 83, The Hague
   New York, New York            Paris, France              The Netherlands
       10172-2066                    75007                      2514 JG
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ----------------

                            James L. Gunderson, Esq.
                         General Counsel and Secretary
                              Schlumberger Limited
                                277 Park Avenue
                         New York, New York 10172-2066
                                 (212) 350-9400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                                    Copy to:
                          J. David Kirkland, Jr., Esq.

                            Baker Botts L.L.P.
                              3000 One Shell Plaza
                                 910 Louisiana
                              Houston, Texas 77002
                                 (713) 229-1101

                               ----------------

   Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

                               ----------------

   If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may change. This       +
+prospectus is included in a registration statement that we filed with the + +Securities and Exchange Commission. The selling holder cannot sell these +
+securities until that registration statement becomes effective. This          +
+prospectus is not an offer to sell these securities and is not soliciting an + +offer to buy these securities in any state where the offer or sale is not +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             SUBJECT TO COMPLETION

               PRELIMINARY PROSPECTUS DATED JANUARY 10, 2000

PROSPECTUS

                   LOGO FOR SCHLUMBERGER LIMITED APPEARS HERE

                               15,153,018 Shares

                                  Common Stock

                              Schlumberger Limited

                                277 Park Avenue
                         New York, New York 10172-2066
                                 (212) 350-9400

                                 ------------

  This prospectus covers the offer and sale of common stock by Dow Financial Holdings Inc., the selling holder. We will not receive any proceeds from these sales.

  The selling holder may offer and sell the shares from time to time. The selling holder may offer the shares at prevailing market prices, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

  The common stock is quoted on the New York Stock Exchange under the symbol SLB. On January 7, 2000, the last reported sale price of the common stock on the New York Stock Exchange was $58 13/16.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ------------

             The date of this Prospectus is January 10, 2000.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
   Schlumberger Limited....................................................    2
   Forward-Looking Statements..............................................    2
   Use of Proceeds.........................................................    4
   The Selling Holder......................................................    4
   Plan of Distribution....................................................    4
   Description of Capital Stock............................................    6
   Legal Matters...........................................................    7
   Experts.................................................................    7
   Where You Can Find More Information.....................................    7

                               ----------------

   You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

                              SCHLUMBERGER LIMITED

   Through our subsidiaries, we engage in the following businesses:

  . Oilfield Services, which provides exploration and production services during the life of an oil and gas reservoir to the petroleum industry throughout the world;

  . Resource Management Services, which includes metering equipment and systems and related services; and

  . Test & Transactions, which includes electronic transactions, automated test equipment and communications and information technology solutions.

   For a description of some recent developments in our business, see our Current Report on Form 8-K filed January 10, 2000. For information on how to obtain that Form 8-K, see "Where You Can Find More Information" on page 7.

                           FORWARD-LOOKING STATEMENTS

   This document and the documents incorporated by reference in this prospectus contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include the information concerning our possible or assumed future results of operations, including statements about the following subjects:

  .  business strategies                 .  financing plans

  .  operating efficiencies or synergies .  budgets for capital and other expenditures

  .  growth opportunities                .  timing and cost of completion of
                                            capital projects

  .  competitive position                .  performance of contracts

  .  market outlook                      .  outcomes of legal proceedings

  .  expected financial position         .  compliance with applicable laws

  .  expected results of operations      .  adequacy of insurance

  .  future cash flows                   .  plans and expectations regarding
                                            year 2000 issues

  .  future dividends

   Forward-looking statements are generally identifiable by use of the following words and other similar expressions, among others:

  .  "anticipate"                        .  "intend"

  .  "believe"                           .  "may"

  .  "budget"                            .  "might"

  .  "could"                             .  "plan"

  .  "estimate"                          .  "predict"

  .  "expect"                           .  "project"

  .  "forecast"                         .  "should"

   The following factors could affect our future results of operations, and could cause those results to differ materially from those expressed in the forward-looking statements we include in this document or incorporate by reference:

  .  worldwide demand for oil and gas

  .  oil and gas prices

  . the level of activity in oil and gas exploration, development and production

  .  exploration success by producers

  .  competition and market conditions

  .  the availability of qualified personnel

  .  labor relations and wage negotiations with unions

  .  operating hazards

  . political and other uncertainties inherent in non-U.S. operations, including exchange and currency fluctuations

  .  the impact of governmental laws and regulations

  .  the adequacy of sources of liquidity

  .  the effect of litigation and contingencies

  .  the success in implementing a year 2000 compliance plan

  . the failure of service providers to be year 2000 compliant on a timely basis

The above factors are in addition to those factors discussed in the documents we incorporate by reference into this prospectus, including in the "Currency Risks," "Environmental Matters," "Year 2000 Readiness Disclosure" and "Euro Disclosures" subsections of the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 1999, June 30, 1999 and September 30, 1999, and subsequent SEC filings on those forms.

   You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

                                USE OF PROCEEDS

   We will not receive any proceeds from sales of common stock by the selling holder.

                               THE SELLING HOLDER

   This prospectus covers the offer and sale by Dow Financial Holdings Inc., the selling holder, of up to 15,153,018 shares of our common stock. The shares were purchased by Dow Financial Holdings Inc. on December 16, 1999 for $29.6723 per share upon exercise of a warrant held by Dow Financial Holdings Inc. We originally issued the warrant entitling the holder to purchase 7,500,000 shares of our common stock in connection with our acquisition in 1992 of various companies that were owned 50% by Schlumberger entities and 50% by Dow entities prior to that transaction. As a result of a two-for-one split of our common stock and various transactions, the warrant entitled Dow Financial Holdings Inc. to purchase 15,153,018 shares of our common stock.

            Number of shares of common stock
              owned by the selling holder                     Number of shares of common
                 prior to the offering                              stock offered
            --------------------------------                  --------------------------
                       15,153,018                                     15,153,018

   The selling holder may sell up to all of the shares of the common stock shown above under the heading "Number of shares of common stock offered" pursuant to this prospectus in one or more transactions from time to time as described below under "Plan of Distribution." However, the selling holder is not obligated to sell any of the shares of common stock offered by this prospectus.

                              PLAN OF DISTRIBUTION

   The selling holder may offer and sell the shares of common stock offered by this prospectus from time to time in one or more of the following transactions:

  . through the New York Stock Exchange or any other securities exchange that quotes the common stock

  . in the over-the-counter market

  . in transactions other than on those exchanges or in the over-the-counter market (including negotiated transactions and other private transactions)

  . in short sales of the common stock, in transactions to cover short sales or otherwise in connection with short sales

  . by pledge to secure debts and other obligations or on foreclosure of a pledge

  . in a combination of any of the above transactions

   The selling holder may sell its shares at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices. The transactions listed above may include block transactions.

   The selling holder may use broker-dealers to sell its shares or may sell its shares to broker-dealers acting as principals. If this happens, broker-dealers will either receive discounts or commissions from the selling holder, or they will receive commissions from purchasers of shares for whom they acted as agents, or both. If a broker-dealer purchases shares as a principal, it may resell the shares for its own account under this prospectus.

   We have informed the selling holder that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 may apply to its sales of common stock.

   The selling holder and any agent, broker or dealer that participates in sales of common stock offered by this prospectus may be deemed "underwriters" under the Securities Act of 1933, and any commissions or other consideration received by any agent, broker or dealer may be considered underwriting discounts or commissions under the Securities Act. We have agreed to indemnify the selling holder against certain liabilities arising under the Securities Act of 1933 from sales of common stock. The selling holder may agree to indemnify any agent, broker or dealer that participates in sales of common stock or warrants against liabilities arising under the Securities Act of 1933 from sales of common stock.

   Instead of selling common stock under this prospectus, the selling holder may sell common stock in compliance with the provisions of Rule 144 under the Securities Act of 1933, if available.

   The term "selling holder" also includes persons who obtain common stock from the selling holder in a distribution or dividend of assets by an entity to its equity holders.

                          DESCRIPTION OF CAPITAL STOCK

   The following descriptions provide a summary of our capital stock.

 Authorized, Issued and Treasury Shares

   We are authorized to issue 1,000,000,000 shares of common stock, par value $0.01 per share. On December 31, 1999, 667,054,806 shares were issued; 565,931,130 shares were outstanding; and 101,123,676 shares were held by us as treasury stock. In addition, we are authorized to issue, with some limitations with respect to voting rights, liquidation and dividend preferences, 200,000,000 shares of cumulative preferred stock, par value $0.01 per share, which may be issued in one or more separate series. If issued, the preferred stock may contain provisions allowing it to be converted into common stock under terms and conditions specified by our board of directors. No shares of preferred stock have been issued as of the date of this prospectus.

 Dividend Rights

   All outstanding shares of our common stock (i.e., shares not held by us or our subsidiaries) are entitled to participate equally and receive dividends which may be paid out of available profits of the preceding fiscal year or years. All accumulated and unpaid dividends payable on preferred stock (if issued and outstanding) must be paid prior to the payment of any dividends on common stock. The amount of dividends payable with respect to any fiscal year is determined by the stockholders at the annual general meeting held within nine months of such fiscal year following such fiscal year, except that our board of directors may declare interim dividends.

 Voting Rights

   Each holder of shares of common stock is entitled to one vote for each share registered in that holder's name. Voting rights may be exercised in person or by proxy. No action to amend our articles of incorporation or to sell all or substantially all of our assets or to dissolve us can be taken except upon the authorization of the holders of at least a majority of the outstanding shares eligible to vote. In addition, holders of preferred stock (if issued and outstanding) would have additional rights to vote as a class on certain amendments to our articles of incorporation that would adversely affect the preferred stock. Any other action requiring the approval of the stockholders may be authorized by a majority of the votes cast at any meeting at which a quorum is present, except that, if a quorum is not present at any meeting, a second meeting may be called, to be held within two months, at which second meeting, despite the absence of a quorum, valid resolutions may be adopted with respect to any matter stated in the notice of the original meeting and of the second meeting. A quorum consists of not less than 50% of the shares outstanding and eligible to vote.

   Our board of directors is authorized to effect reorganizations or rearrangements of our corporate structure or that of our subsidiaries without the vote of stockholders if such reorganization or rearrangement does not result in any diminution of the beneficial interest of the stockholders in our assets. The board of directors may change our corporate domicile from the Netherlands Antilles to another jurisdiction without the necessity of any stockholder action or approval.

 Preemptive and Other Rights

   The shares of our common stock do not carry any preemptive or conversion rights, and there are no redemption provisions with respect to the common stock. The shares of preferred stock (if issued and outstanding) would not carry any preemptive rights, but our board of directors could specify conversion rights, redemption provisions and (within limits) liquidation preferences with respect to one or more series of preferred stock. We may for our own account purchase shares of common stock so long as at least one-fifth of our authorized capital stock remains outstanding with other holders. In the event of liquidation, each share of common stock is entitled to equal rights after satisfaction of any preferred stock liquidation preference.

 Listing; Transfer Agents and Registrars

   Our common stock is listed for trading on the New York, London, Paris, Amsterdam and Swiss stock exchanges. The Transfer Agent and Registrar for the Common Stock is Boston EquiServe LP, Boston, Massachusetts.

                                 LEGAL MATTERS

   Certain legal matters in connection with the common stock offered by this prospectus will be passed on for us by James L. Gunderson, Esq., our General Counsel.

                                    EXPERTS

   The consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year December 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available to the public at the SEC's web site at http://www.sec.gov.

   The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934:

  . our Annual Report on Form 10-K for the year ended December 31, 1998 (File
    No. 1-4601);

  . our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;
    the quarter ended June 30, 1999; and the quarter ended September 30, 1999;

  . our Current Report on Form 8-K filed January 10, 2000; and

  . the description of the common stock contained in our registration statement on Form 20 dated January 8, 1962, filed under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

You may obtain a copy of these filings, at no cost, by writing or telephoning:

            Rex Ross
            Vice President, Communications
            Schlumberger Limited
            277 Park Avenue
            New York, New York 10172-2066
            (212) 350-9432

   This prospectus is part of a registration statement we filed with the SEC.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

   All expenses in connection with the offering described in this Registration Statement will be paid by the selling holder. Such expenses are as follows:*

  Securities and Exchange Commission registration fee................. $222,398
  Printing expenses................................................... $ 10,000
  Accounting fees and expenses........................................ $ 10,000
  Legal fees and expenses............................................. $ 10,000
  Miscellaneous....................................................... $  7,602
                                                                       --------
    Total............................................................. $260,000
                                                                       ========

--------
* The amounts set forth, except for the filing fees for the Securities and Exchange Commission, are estimated.

ITEM 15. Indemnification of Directors and Officers

   Article IX, Section 7 of our Articles of Incorporation and Article V of our By-Laws provide that:

   We have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Schlumberger) by reason of the fact that he or she is or was a director, officer, employee or agent of Schlumberger, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Schlumberger, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

   We have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Schlumberger to procure a judgment in our favor by reason of the fact that he or she is or was a director, officer, employee or agent of Schlumberger, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests and except that no indemnification may be made in respect of any claim, issue or matter as to which that person has been finally adjudged to be liable to us for improper conduct unless and only to the extent that the court in which that action or suit was brought or any other court having appropriate jurisdiction determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for those expenses, judgments, fines and amounts paid in settlement which the court in which the action or suit was brought or such other court having appropriate jurisdiction deems proper.

   To the extent that one of our directors, officers, employees or agents has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the two preceding paragraphs, or in defense of any claim, issue or matter therein, we will indemnify that person against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

   Any indemnification under the first two paragraphs in this item (unless ordered by a court) may be made by us only as authorized by contract approved, or by-laws, resolution or other action adopted or taken, by the Board of Directors or by the stockholders.

   Expenses incurred in defending a civil or criminal action, suit or proceeding will be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by us as authorized by Article V of the By-Laws or Article IX, Section 7 of the Articles of Incorporation.

   The indemnification and advancement of expenses provided by or granted pursuant to the other Sections of Article V of the By-Laws and Article IX,
Section 7 of the Articles of Incorporation are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and continues as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of that person.

   We have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Schlumberger, or is or was serving at our request in such a capacity for another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against that person and incurred by that person in any of those capacities or arising out of his status as such, whether or not we may indemnify him or her against such liability under the provisions of Article V of the By-Laws or Article IX, Section 7 of the Articles of Incorporation.

   For purposes of Article V of the By-Laws and Article IX, Section 7 of the Articles of Incorporation, reference to us or Schlumberger includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or Merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, stands in the same position under the provisions of Article V of the By-Laws and Article IX,
Section 7 of the Articles of Incorporation with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

   In addition, we maintain directors' and officers' liability insurance which insures against certain liabilities that the officers and directors of Schlumberger may incur in such capacities.

ITEM 16. Exhibits

 Exhibit No.                                Document
 -----------     --------------------------------------------------------------
        *4.1  -- Articles of Incorporation of Schlumberger N.V. as last amended on April 28, 1997 (Incorporated by reference to the Form 10-Q for the period ended March 31, 1997, File No. 1-4601)

        *4.2  -- By-laws of Schlumberger N.V. as last amended on October 20,
                 1993 (Incorporated by reference to Exhibit 3 to the Form 10-K for the year ended December 31, 1993, File No. 1-4601)

           5  -- Opinion of James L. Gunderson, Esq. (filed herewith)

        23.1  -- Consent of PricewaterhouseCoopers LLP, independent accountants
                 (filed herewith)

        23.2  -- Consent of James L. Gunderson, Esq. (contained in Exhibit 5).

          24  -- Powers of Attorney (filed herewith and previously filed)

--------
* Incorporated by reference as indicated.

ITEM 17. Undertakings

    (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on January 10, 2000.

                                          SCHLUMBERGER N.V.
                                          (Schlumberger Limited)

                                          By:         /s/ Jack Liu
                                             ----------------------------------
                                             Jack Liu Executive Vice
                                             President--Finance;
                                             Chief Financial Officer and Chief
                                             Accounting Officer

   Pursuant to the requirements of the Securities Exchange Act of 1934, this amendment has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on January 10, 2000.

              Signature                      Title


                 *                   Director, Chairman , President and Chief
-----------------------------------  Executive Officer
           D. Euan Baird

                 *                   Director, Vice Chairman
-----------------------------------
        Victor E. Grijalva

   /s/       Jack Liu                Executive Vice President--Finance; Chief
-----------------------------------  Financial Officer and Chief Accounting
             Jack Liu                Officer


                 *                   Director
-----------------------------------
          Don E. Ackerman

                 *                   Director
-----------------------------------
            John Deutch

                 *                   Director
-----------------------------------
          Denys Henderson

                 *                   Director
-----------------------------------
          Andre Levy-Lang

                 *                   Director
-----------------------------------
     William T. McCormick, Jr.

                 *                   Director
-----------------------------------
           Didier Primat

                 *                   Director
-----------------------------------
          Nicolas Seydoux

                 *                   Director
-----------------------------------
          Linda G. Stuntz

                 *                   Director
-----------------------------------
           Sven Ullring

                 *                   Director
-----------------------------------
        Yoshihiko Wakumoto

* By: /s/ James L. Gunderson
  -------------------------------
 James L. Gunderson, Attorney-in-
               fact